EXHIBIT 4.1



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                /                                           /
                /     PREMIER FINANCIAL SERVICES, INC.      /
                /   1995 NON-QUALIFIED STOCK OPTION PLAN    /
                /                                           /
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                      PREMIER FINANCIAL SERVICES, INC.
                    1995 NON-QUALIFIED STOCK OPTION PLAN
                    ------------------------------------



        SECTION 1. Establishment. PREMIER FINANCIAL SERVICES, INC. (the "Company"), a Delaware corporation, hereby establishes the Premier Financial Services, Inc. 1995 Non-Qualified Stock Option Plan (the "Plan") pursuant to which key employees of the Company and its Subsidiaries may be granted options to purchase shares of common stock of the Company, par value $5.00 per share ("Common Stock").

        SECTION 2. Purpose. The purpose of the Plan is to provide a means whereby key employees of the Company or any Subsidiary may be given the opportunity to purchase stock of the Company through options to acquire Common Stock. The Plan is intended to advance the interests of the Company by encouraging stock ownership or additional stock ownership by key employees of the Company or any Subsidiary and to advance the interests of the Company by strengthening its ability to hire and retain highly qualified personnel, and to give such personnel added incentive to devote themselves to the future success of the Company. Options granted under this Plan ("Options") are not intended to qualify as incentive stock options within the meaning of
   Section 422 of the Internal Revenue Code.

        SECTION 3. Eligibility. All key employees of the Company or any of its Subsidiaries, who have substantial management responsibilities and are employed at the time of the adoption of this Plan or thereafter, shall be eligible to be granted Options to purchase shares of Common Stock under this Plan. Whether a key employee becomes an Optionee under this Plan shall be determined in accordance with
   Section 6. A "Subsidiary" is any entity of which the Company is the direct or indirect owner of not less than eighty percent (80%) of all issued and outstanding equity interests.

        SECTION 4. Number of Shares Covered by Options. The total number of shares of Common Stock that may be issued and sold pursuant to Options granted under this Plan initially shall be 200,000. The total number of shares of Common Stock that may be available for Options under the Plan shall be adjusted on January 1 of each calendar year, within the Applicable Period (as defined below), so that the total number of shares of Common Stock that may be issued and sold under the Plan as of January 1 of each calendar year within the Applicable Period shall be equal to four percent (4%) of the outstanding shares of Common Stock of the Company on such date; provided, however, that no such adjustment shall reduce the total number of shares of Common Stock that may be issued and sold under the Plan below 200,000. For purposes of the preceding sentence, Applicable Period shall be the ten-year period commencing on January 1, 1995 and ending on December 31, 2004. The Stock to be optioned

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   under the  Plan may be either authorized and unissued shares or issued shares that shall have been reacquired by the Company. Such shares are subject to adjustment in accordance with the provisions of Section
   8 hereof.    The shares  involved in  the unexercised  portion of  any
   terminated or expired Options under the Plan may again be Optioned under the Plan.

        SECTION 5.   Administration.   The Plan shall be  administered by
   the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee shall be comprised of two (2) or more members of the Board. All members of the Committee shall satisfy the "disinterested" administration requirements set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any successor rule or regulation. If at any time any member of the Committee does not satisfy such disinterested administration requirements, no Options shall be granted under this Plan to any person until such time as all members of the Committee satisfy such requirements. No person who is an officer or employee of the Company or any Subsidiary shall be a member of the Committee.

        No person, other than members of the Committee, shall have any authority concerning decisions regarding the Plan. Subject to the express provisions of this Plan, the Committee shall have sole discretion concerning all matters relating to the Plan and Options granted hereunder. The Committee, in its sole discretion, shall determine the key employees of the Company and its Subsidiaries to whom, and the time or times at which Options will be granted, the number of shares to be subject to each Option, the expiration date of each Option, the time or times within which the Option may be exercised, the cancellation of the Option (with the consent of the holder thereof) and the other terms and conditions of the grant of the Option. The terms and conditions of the Options need not be the same with respect to each Optionee or with respect to each Option.

        The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific terms and conditions of the Options granted hereunder by the Committee shall be final and conclusive for all purposes and upon all persons including, but without limitation, the Company, its Subsidiaries, the Committee, the Board, officers and the affected employees of the Company and/or its Subsidiaries and their respective successors in interest.

        SECTION 6. Granting of Options. Subject to the provisions of this Plan, the Committee may, within ten years from the date this Plan is adopted from time to time grant Options to any key employee ("Optionee") for such number of shares of Common Stock and upon such terms and conditions as in the judgment of the Committee shall be

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   desirable.  Nothing contained in this Plan shall be deemed to give any employee any right to be granted an Option to purchase shares of Common Stock except to the extent and upon such terms and conditions as may be determined by the Committee.

        SECTION 7. Terms of Options. Each Option granted under this Plan shall be evidenced by an agreement ("Stock Option Agreement") that shall be executed by the President of the Company and by the key employee to whom such Option is granted, and shall be subject to the following terms and conditions:

        (a) The price at which each share of Common Stock covered by each Option may be purchased shall be determined in each case on the date of grant by the Committee, but shall not be less than the Fair Market Value of shares of Common Stock at the time the Option is granted. For purposes of this Section, the "Fair Market Value" of shares of Common Stock on the date of grant shall be: (i) the average of the high and low sales prices per share of Common Stock as reported on the National Association of Securities Dealers Automated Quotations, National Market System ("NASDAQ-NMS") on the date of grant; or (ii) if no sales are reported for such date, the average of the bid and asked prices per share of Common Stock as quoted on the NASDAQ-NMS on the date of grant, or as otherwise determined by the Committee in its discretion.

        (b) Except as otherwise provided in the Plan or in any Option Agreement, the Optionee shall pay the purchase price of the shares of Common Stock upon exercise of any Option: (i) in cash;
        (ii) in cash received from a broker-dealer to whom the Optionee has submitted an exercise notice consisting of a fully endorsed Option (however, in the case of an Optionee subject to Section 16 of the 1934 Act, this payment Option shall only be available to the extent such insider complies with Regulation T issued by the Federal Reserve Board); (iii) by delivering shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the Option exercise price; (iv) by directing the Company to withhold such number of shares of Common Stock otherwise issuable upon exercise of such Option having an aggregate Fair Market Value on the date of exercise equal to the Option exercise price; (v) by such other medium of payment as the Committee, in its discretion, shall authorize at the time of grant; or (vi) by any combination of (i), (ii), (iii), (iv) and
        (v). In the case of an election pursuant to (i) or (ii) above, cash shall mean cash or a check issued by a federally insured bank or savings and loan, and made payable to the Company. In the case of payment pursuant to (ii), (iii) or (iv) above, the Optionee's election must be made on or prior to the date of exercise and shall be irrevocable. In the case of an Optionee who is subject to Section 16 of the 1934 Act and who elects payment pursuant to (iv) above, the election must be made in writing either: (A) within the ten (10) business days beginning

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        on  the third  business day  following release  of the  Company's quarterly or annual summary of earnings and ending on the twelfth business day following such day; or (B) at least six (6) months
        prior to  the date  of exercise  of such  Option.   In lieu  of a
        separate election governing each exercise of an Option, an Optionee may file a blanket election with the Committee which shall govern all future exercises of Options until revoked by the Optionee. The Company shall issue, in the name of the Optionee, stock certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any Option as soon as reasonably practicable after such exercise, provided that any shares of Common Stock purchased by an Optionee through a broker-dealer pursuant to clause (ii) above shall be delivered to such broker-dealer in accordance with 12 C.F.R. Sect. 220.3(e)(4) or other applicable provision of law.

        (c) Each Stock Option Agreement shall provide that such Option may be exercised by the Optionee in such parts and at such times as may be specified in such Agreement. Any Option granted hereunder shall expire not later than the first to occur of the following:

             (i) The expiration of ten years from the date such Option is granted (hereinafter called the "Option Period").

             (ii) The expiration of three months after the date of either: (A) the retirement of the Optionee under any retirement plan of the Company or any Subsidiary; or (B) the termination of the employment of the Optionee with the Company or any Subsidiary due to total and permanent disability. The Committee of the Company may provide by resolution, however, that any terms of this subparagraph
             (ii) of paragraph (c) shall not apply to any Option or portion of an Option.

             (iii) The expiration of the period of six months after the date of the Optionee's death.

             (iv) The expiration of the Option Period, by the person or persons entitled to do so under the Optionee's will, or, if the Optionee shall fail to make testamentary disposition of said Option, or shall die intestate, by the Optionee's legal representative or representatives.

             (v) The termination of employment of the Optionee with the Company or any Subsidiary for a reason other than those expressed in subparagraphs (ii) and (iii) of this paragraph
             (c).

        (d) Notwithstanding anything herein to the contrary, no Option granted under the Plan prior to approval of the Plan by the stockholders may be exercised before such approval, and in the

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        event  this Plan  is disapproved  by the  stockholders, then  any
        Option granted hereunder shall become null and void.

        (e) Each Option and right granted under this Plan shall by its terms be non-transferable by the Optionee except to their trust, by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined in the Employee Retirement Income Security Act of 1974, as amended), and each Option or right shall be exercisable during the Optionee's lifetime only by him. Notwithstanding the preceding sentence, an Option Agreement may permit an Optionee, at any time prior to his death, to assign all or any portion of an Option granted to him to: (i) his spouse or lineal descendant; (ii) the trustee of a trust for the primary benefit of his spouse or lineal descendant; or (iii) a partnership of which his spouse and lineal descendants are the only partners. In such event, the spouse, lineal descendant, trustee or partnership will be entitled to all of the rights of the Optionee with respect to the assigned portion of such Option, and such portion of the Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Option, as set forth herein and in the related Option Agreement immediately prior to the effective date of the assignment. Any such assignment will be permitted only if:
        (i) the Optionee does not receive any consideration therefore; and (ii) the assignment is expressly permitted by the applicable Agreement as approved by the Committee. Any such assignment shall be evidenced by an appropriate written document executed by the Optionee, and a copy thereof shall be delivered to the Company on or prior to the effective date of the assignment.

        (f) The Stock Option Agreement entered into pursuant hereto may contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee including, without limitation, provisions: (i) requiring the giving of satisfactory assurances by the Optionee that the shares are purchased for investment and not with a view to resale in connection with the distribution of such shares, and will not be transferred in violation of applicable securities laws; (ii) restricting the transferability of such shares during a specific period; and (iii) requiring the resale of such shares to the Company at the Option price if the employment of the Optionee terminates prior to a specified time.

        SECTION 8. Adjustment of Number of Shares. In the event that a dividend shall be declared upon the shares of Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any Option granted hereunder and the number of shares reserved for issuance pursuant to this Plan but not yet covered by an Option, shall be adjusted by adding to each of such shares the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the stockholders
   entitled  to receive  such  stock dividend.   In  the  event that  the

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   outstanding shares of Common Stock  shall be changed into or exchanged for a different number or kind of  shares of stock or other securities
   of   the  Company   or  of   another   corporation,  whether   through
   reorganization,  recapitalization,  stock   split-up,  combination  of
   shares, merger or consolidation then there shall be substituted for each share of Common Stock subject to any such Option and for each share of Common Stock reserved for issuance pursuant to the Plan but not yet covered by an Option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged; provided, however, that in the event that such change or exchange results from a merger or consolidation, and in the judgment of the
   Committee  such   substitution  cannot   be  effected   or  would   be
   inappropriate, or if the Company shall sell all or substantially all of its assets, the Company shall use reasonable efforts to effect some other adjustment of each then outstanding Option which the Committee, in its sole discretion, shall deem equitable. In the event that there shall be any change, other than as specified above in this Section 8, in the number of kind of outstanding shares of Common Stock, then if the Committee shall determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Plan but not yet covered by an Option and of the shares of Common Stock then subject to an Option or Options, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of this Plan and of each Stock Option
   Agreement.   In the  case of  any such  substitution or  adjustment as
   provided for in this Section, the Option price in each Stock Option Agreement for each share covered thereby prior to such substitution or adjustment will be the Option price for all shares of stock or other securities which shall have been substituted for such shares or to which such share shall have been adjusted pursuant to this Section. No adjustment or substitution provided for in this Section 8 shall require the Company, in any Stock Option Agreement, to sell a fractional share, and the total substitution or adjustment with respect to each Stock Option Agreement shall be limited accordingly.

        SECTION 9. Amendments. This Plan may be terminated or amended from time to time by vote of the Board of Directors, without the approval of the stockholders of the Company to the extent allowed by law; provided, however, that no Plan amendment shall be effective until approved by the stockholders of the Company insofar as stockholder approval thereof is required in order for the Plan to continue to satisfy the requirements of Rule 16b-3 under the 1934 Act.

        No amendment or termination of the Plan shall in any manner affect any Option theretofore granted without the consent of the Optionee, except that the Board of Directors may amend the Plan in a manner that does affect Options theretofore granted upon a finding by the Board of Directors that such amendment is in the best interest of holders of outstanding Options affected thereby.



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        SECTION 10.   Change in Control.   Notwithstanding the provisions
   of the Plan or any Option Agreement evidencing Options granted hereunder upon a Change in Control of the Company (as defined below) all outstanding Options shall become fully exercisable and all restrictions thereon shall terminate in order that Optionees may fully
   realize  the  benefits  thereunder.    Further,  in  addition  to  the
   Committee's authority set forth in Section 5, the Committee, as constituted before such Change in Control, is authorized, and has sole discretion, as to any Option, either at the time such Option is granted hereunder or any time thereafter, to take any one or more of
   the  following actions:   (a)  provide  for the  purchase of  any such
   Option, upon the Optionee's request, for an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the Common Stock covered thereby had such Option been currently exercisable; (b) make such adjustment to any such Option then outstanding as the Committee deems appropriate to reflect such Change in Control; and (c) cause any such Option then outstanding to be assumed, by the acquiring or surviving corporation, after such Change in Control.

        For purposes of this Plan, a "Change in Control" of the Company shall be deemed to have occurred if or upon:

        (a) The direct or indirect acquisition by a person, corporation or other entity or group (within the meaning of Section 13(d)(3) of the 1934 Act, and the rules and regulations thereunder) thereof (an "Acquirer"), of the beneficial ownership (within the meaning of Section 13(d)(1) of the 1934 Act and the rules and regulations thereunder) of shares of the Company which shall result in the Acquirer having more than 20% of the votes that are entitled to be cast at meetings of stockholders of the Company; or

        (b) Continuing Directors cease to comprise a majority of the Board of Directors of the Company (the "Board"), for which purpose a "Continuing Director" shall mean (i) any individual who is (or was) a member of the Board on (or prior to) January 1, 1995, and (ii) any individual who thereafter becomes a member of the Board (A) who is not an Acquirer described in clause (i) above or on affiliate or associate or representative of such Acquirer, and (B) whose nomination for election or election, to the Board is recommended or approved by resolution of a majority of the Continuing Directors then members of the Board, or who was included as a nominee in a proxy statement of the Company distributed when a majority of the Board consists of Continuing Directors.

   The Board of Directors may otherwise accelerate the Commencement Date for the Exercise Period (as such terms are defined in the applicable Option Agreement) of an Option or any part thereof at such other times or upon such other occasions, including, but not limited to,


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   anticipation of an  event described in Section  6 of the Plan,  as the
   Board of Directors in its sole discretion determines is appropriate.

        SECTION 11. Effective Date. The Plan was adopted by the Board of Directors of the Company on January 26, 1995, and authorized for submission to the stockholders of the Company. If the Plan is approved by the affirmative vote of a majority of the shares of the voting stock of the Company entitled to be voted by the holders of stock represented at a duly held stockholders' meeting, it shall be deemed to have become effective as of January 26, 1995. Options may be granted under the Plan prior, but subject, to approval of the Plan by stockholders of the Company and, in each such case, the date of grant shall be determined without reference to the date of approval of the Plan by the stockholders of the Company.

        SECTION 12. Termination. The Plan shall terminate as of December 31, 2004; provided however, that the Board of Directors may terminate the Plan at any time prior thereto. Termination of the Plan shall not impair any of the rights or obligations under any Option granted under the Plan without the consent of the Optionee.

        SECTION 13. Employment Status. The transfer of employment from the Company to a Subsidiary of the Company, or from a Subsidiary to the Company, or from a Subsidiary to another Subsidiary, shall not constitute a termination of employment for the purpose of the Plan. Options granted under the Plan shall not be affected by any change of status in connection with the employment of the Optionee or by leave of absence authorized by the Company or a Subsidiary.

        SECTION 14. Proceeds from Sale of Stock. Proceeds from the sale of Common Stock issued upon the exercise of Options granted pursuant to the Plan shall be added to the general funds of the Company.

        SECTION 15. Exemption from Liability. The members of the Committee and of the Board of Directors of the Company and each of them, shall be free from all liability, joint or several, for their acts, omissions and conduct, and for the acts, omissions and conduct of their duly constituted agents, in carrying out the responsibilities of said Board of Directors under the Plan, and the Company shall indemnify and save them and each of them harmless from the effects and consequences of their acts, omissions and conduct in their official capacity, except to the extent that such effects and consequences shall result from their own willful misconduct.

        No member of the Committee shall, in the absence of bad faith, be liable for any act or omission with respect to service on the Committee. Service on the Committee shall constitute service as a Director of the Company so that members of the Committee shall be entitled to indemnification pursuant to the Company's Certificate of Incorporation and By-Laws.



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        SECTION 16.  Right  to Repurchase.  In the event a person who has acquired Common Stock pursuant to an Option granted under the Plan offers to sell shares of such Stock, the Company shall have the first
   right of  purchase.   Such person shall  make a  written offer  to the
   Company and the Company shall have first right of purchase, and if it exercises this right, and so long as its stock is traded over-the-counter, the amount payable for each share of Common Stock shall be the mean of the bid and ask prices as of the most recently published quotation of the bid and ask prices prior to the date of offer to sell as such published quotation is evidenced in the Midwest Edition of The Wall Street Journal for such Stock. If the Company wishes to exercise its right to purchase, the Company must express its decision in a written statement signed by an official representative of the Company and the statement must be delivered to the person offering the Common Stock within two regular business days from the date the person offers to sell the Stock.

        SECTION 17. Governing Laws. The Plan shall be construed, administered and governed in all respects under and by the Laws of the State of Illinois. Each Option Agreement granted under the Plan shall be construed, administered and governed in all respects under and by the laws of the State of Illinois.

        SECTION 18. Adoption by Subsidiaries. Any Subsidiary of the Company may adopt the Plan by means of a resolution of such Subsidiary's board of directors for the benefit of its key employees; provided, however, such adoption must have a prior approval of the Board of Directors of the Company as evidenced by a resolution of the Board.

        SECTION 19. Taxes. At the time of the exercise of any Option, as a condition of the exercise of such Option, the Company may require the Optionee to pay the Company an amount equal to the amount of the tax the Company or any Subsidiary may be required to withhold to obtain a deduction for federal and state income tax purposes as a result of the exercise of such Option by the Optionee or to comply with applicable law.











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